CODE OF ETHICS AND PERSONAL TRADING POLICY FOR EMEA

APPLICABLE TO	• All Covered Persons (as defined below) • All entities listed on Exhibit A (collectively, “Invesco EMEA”)
DEPARTMENTS IMPACTED	Global Ethics Office” or “GEO” (as defined in the Policy)
RISK ADDRESSED BY POLICY	Clients are harmed because of a Covered Person’s conflict of interest, violation of fiduciary duties or fraudulent/deceptive personal trading activities.
RELEVANT LAW & RELATED RESOURCES

•  Rule 11.7 and 11.7A under the Conduct of Business Sourcebook (UK)

•  Principle 8 under FCA’s Principles for Businesses (UK)

•  Article 321-42 to 45 under AMF Rule Book (France)

•  Section 5.5.6. Personal Transactions under Circular CSSF 18/698 (Luxembourg)

•  Section BT 2 of BaFin Circular 05/2018 (MaComp); § 41 WpIG, Article 28 and 29 of Delegated Regulation (EU) 2017/565; Article 16 Directive 2014/65/EU (Germany)

•  Section 5. Avoidance/Disclosure of Conflicts of Interest under Swiss Funds & Asset Management Association Code of Conduct (Switzerland)

•  Rule 204A-1 under the U.S. Investment Advisers Act of 1940, as amended (US)

APPROVED BY

•  Invesco Management SA (Luxembourg) Board:

•  Invesco Real Estate Management S.à.r.L. (Luxembourg) Board:

•  Invesco Asset Management (Schweiz) AG (Switzerland) Board:

•  Invesco Fund Management Limited board:

VERSION DATE	January 2022

GLOSSARY

I.	BACKGROUND.

This Code of Ethics and Personal Trading Policy for EMEA (the “Code”) requires that Covered Persons (as defined below) adhere to high standards of ethical conduct and act with integrity in accordance with their fiduciary duties. The Code is intended to comply with the requirements of the Rules listed in the summary box above (collectively, the “Rules”).

The Rules require, among other things, the adoption and enforcement of a written code of ethics/personal trading policy that:

•	sets forth required Employee standards of business conduct and reflects the fiduciary duty owed to clients;

•	requires Employees to conduct themselves in compliance with applicable laws and regulations;

•	prohibits Employee conduct that constitutes fraud, deceit or any other manipulative practice with respect to a client; and

•	establishes policies and procedures that:

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	are reasonably designed to detect and prevent activities which are or could be perceived as violating a fiduciary duty, breaching confidentiality obligations or creating a conflict of interest;

•	prohibit the misuse of Material Non-public Information (“MNPI”); and

•	require Employees to avoid conflicts of interest arising from personal trading activities.

II.	STANDARDS OF BUSINESS CONDUCT AND FIDUCIARY DUTIES.

Invesco EMEA has a fiduciary relationship with respect to each of their Client Accounts. As such, Covered Persons shall:

•	place the interests of clients ahead of their personal interests;

•

conduct their personal trading in a manner consistent with this Code and other applicable policies to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility;

•	comply with applicable rules and regulations; and

•	keep all MNPI (as defined below) confidential.

Invesco EMEA and Covered Persons are prohibited from:

•	profiting personally by using MNPI and disclosing MNPI to any person (except as may be permitted by law and in accordance with Invesco’s insider trading policies);

•	employing any device, scheme or artifice to defraud any Client Account;

•

making an untrue statement of a material fact or omitting to state a material fact to a client that, in light of the circumstances under which they are made, are necessary to make the statement non-misleading;

•	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit to a Client Account; or

•	engaging in any manipulative practice with respect to a Client Account or securities (including price manipulation).

Invesco EMEA maintains other compliance policies that may be directly applicable to a Covered Person’s specific responsibilities and duties and that address additional standards of conduct for Employees. These policies are available on the Invesco Ltd. intranet site and include, but are not limited to:

• Global Code of Conduct • Global Insider Trading • Global Fraud Escalation • Global Political Contributions	• Global Gifts and Entertainment • EMEA Inducements (Non-Monetary Benefits) • Global Outside Business Activities

Violations of any of the policies listed above may result in increased escalation. For further detail, refer to Section VI. regarding violations and sanctions.

III.	DEFINITIONS.

“Beneficial Interest” or “Beneficial Ownership” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

otherwise, to share at any time in any economic interest or profit derived from ownership of, or a transaction in, a Covered Security.

A Covered Person is deemed to have a Beneficial Interest or Ownership in any:

•

Covered Security held in an account registered in the name of the Covered Person or jointly with others (e.g., joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations). For purposes of this definition, controlling means the power to exercise influence over the management or policies of a company, unless such power is solely the result of an official position with the company;

•

Covered Security held in an account registered in the name of a Covered Person’s Immediate Family Member, friend or any other third-party for which the Covered Person: (i) acts as trustee, executor, or guardian or provides investment or any other advice; or (ii) has any form of discretion or authority; and

•	interest(s) held by the Covered Person in a general or limited partnership or limited liability company.

Covered Persons should contact the GEO in the event they have questions relating to their Beneficial Interest in a Covered Security.

“Client Account” means an Invesco Fund, a separately managed account, a personal trust or estate, an Employee benefit trust or any other account for which an Invesco EMEA Adviser provides portfolio management, investment advisory, sub-advisory or other ancillary services.

“Compliance Reporting System” means any third party, web-based application utilized by Covered Persons for personal trading reporting, as required under this Code (e.g., Star Compliance).

“Covered Account” means any account that holds or is likely to hold a Covered Security, such as any:

•	account in the Covered Person’s name;

•	joint or tenant-in-common account in which the Covered Person has an interest or is a participant;

•	account for which a Covered Person acts as trustee, executor or custodian; and

•

account over which a Covered Person has investment discretion or has the power (whether or not exercised) to direct the acquisition or disposition of Covered Securities (other than a Client Account that the Covered Person manages or over which they have investment discretion). It is presumed that a Covered Person can control accounts held by Immediate Family Members.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

“Covered Person” means:

•	an Employee;

•	any director or officer, or full-time or part-time Employee of an Invesco Ltd. Affiliate who is located in EMEA and is not otherwise subject to another Invesco Ltd. Affiliate’s code of ethics;

•	any individual who is not an Employee, but who is conducting business on behalf of an Invesco Ltd. Affiliate and has access to the firm’s internal network systems; and

•	anyone who, at the discretion of the GEO, is deemed to be a Covered Person subject to the requirements of this Code.

For further clarity, individuals who meet the definition of a Covered Person above and are on a formal leave of absence or garden leave without access to Invesco systems are not considered Covered Persons for the time in which they are on leave.

For purposes of this Code, all Covered Persons are also considered “Access Persons,” as defined in Rule 204A-1 under the U.S. Investment Advisers Act of 1940, as amended.

With respect to the Code’s personal trading requirements and procedures, Independent Non-Executive Directors/Trustees (defined below) shall only be subject to those provisions set-forth under section V.

“Covered Security” means, unless otherwise exempt from the definition as set forth below:

•

generally, any: (i) investment, instrument, asset or holding (whether publicly or privately traded); (ii) Exchange-Traded Product (as defined below); and (iii) closed-end fund or other obligation involving securities, a commodity, or an index thereof (including an instrument whose value is derived or based on any of the above (a “derivative”));

•	any Invesco Fund;

•	any security or instrument that can be traded by an Invesco Ltd. Affiliate on behalf of a client; and

•	any instrument that is convertible or exchangeable into a Covered Security or which confers a right to purchase a Covered Security.

The following securities are exempt from the definition of “Covered Security:”

•	direct obligations of the government, or their respective agencies, instrumentalities and government-sponsored enterprises;

•	bankers’ acceptances, bank certificates of deposit, commercial paper or high-quality short-term debt instruments (including repurchase agreements);

•	shares of unaffiliated open-end funds (including shares of a money market fund or shares of a unit investment trust that invests exclusively in open-end funds);

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•

any unit investment trust (including those advised or sub-advised by an Invesco EMEA Adviser). Notwithstanding the foregoing, any shares of any series of the Invesco QQQ Trust or the BLDRS Index Fund Trust shall be considered a Covered Security;

•	principal-protected or linked-note investment products; or

•	physical commodities (including foreign currencies).

“Delegated Discretionary Account” means an account for which a Covered Person has written evidence that decision-making authority has been completely relinquished to a professional money manager who is not an family member or not otherwise subject to this Code and over which the Covered Person has no direct or indirect influence or control. Notwithstanding the foregoing, the Covered Person shall be permitted to establish overall investment objectives and investment guidelines for the manager, such as indicating industries or types of securities in which the Covered Person wishes to invest.

“Designated Broker List” means the list of financial institutions where a Covered Person may maintain a Covered Account.

“Employee” means an individual who serves as a director or officer of an Invesco EMEA entity or who is employed on a full-time or part-time basis by an Invesco EMEA entity or subsidiary thereof. For purposes of this Code, the term Employee also includes the Employee’s Immediate Family Members.

“ETP Access Person” means a Covered Person who has access to Material Non-public Information attached to Invesco ETPs including but not limited to any client transactions of Invesco ETPs and/or the holdings of an Invesco ETP or anyone else determined as such and notified by Compliance.

“Exchange-Traded Product” or “ETP” means a security traded on an exchange that: (i) tracks an underlying security, index or financial instrument; or (ii) uses a benchmark index but whose manager(s) may change sector allocations, market-time trades, or deviate from the index. The term “ETP” includes, among other things, exchange-traded funds (“ETFs”), exchange-traded notes (“ETNs”) and exchange-traded commodities (“ETCs”).

“Global Ethics Office” or “GEO” means the team within Compliance that is responsible for monitoring conflicts in connection with Employee personal trading, political contributions, outside business activities, and gifts and entertainment.

“Immediate Family Member” means a Covered Person’s spouse (including a domestic partner or another equivalent), child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law who share the Covered Person’s household. Covered Persons shall contact the GEO if they believe that a family member should be excluded from this definition.

“Independent Non-Executive Directors/Trustees” means any director or trustee of an Invesco EMEA entity that has no other executive responsibilities or engagement

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

in an Invesco Fund’s day-to-day activities beyond the scope of their duties as a director/trustee and does not make, participate in or obtain information regarding the purchase or sale of any Client Account’s portfolio securities as part of their service as a director/trustee.

“Initial Public Offering” or “IPO” means (i) any Covered Security which is being offered for the first time on a recognized stock exchange; or (ii) an offering of securities registered under the Securities Act, the issuer of which immediately before such registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended or foreign regulatory equivalents thereof.

“Invesco ETPs” means the Exchange-Traded Products advised by any Invesco Ltd. Affiliate.

“Invesco Fund” means any pooled investment vehicle or other proprietary investment product managed, advised or sub-advised by an Invesco Ltd. Affiliate. The term Invesco Fund includes any Invesco Mutual Fund, Invesco ETP, UK ICVC, Irish Unit Trust, Luxembourg SICAV/AIF or Bermuda Fund.

“Invesco Ltd.” means the company whose shares are publicly traded on the New York Stock Exchange with the ticker symbol “IVZ.” Invesco Ltd. is the parent company of the Invesco Ltd. Affiliates.

“Invesco Ltd. Affiliate” means any direct or indirect subsidiary of Invesco Ltd.

“Invesco Mutual Funds” means the family of open-end and closed-end investment companies advised by Invesco Advisers, Inc. and registered under the Investment Company Act.

“Invesco EMEA” means, collectively, the regulated entities outlined in Exhibit A.

“Invesco EMEA Adviser” means, collectively, the SEC-registered investment advisers outlined in Exhibit A.

“Investment Person” generally means a Covered Person who:

•	makes or participates in making recommendations regarding the purchase or sale of securities in a Client Account (e.g., portfolio managers, securities analyst or traders); or

•

works directly with or is in the same department/investment team as a portfolio manager and is likely to be exposed to sensitive information relating to those Client Accounts for which the portfolio manager has responsibility (including those who serve an administrative function).

“Limited Offering” means an offering of securities that is not part of a registered offering under Section 5 of the Securities Act, including but not limited to those

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

offered according to Section 4(a)(2), 4(a)(5) and 4(a)(6) (e.g., private placements, private Special Purpose Acquisition Company, private funds and hedge funds).

“MNPI” or “Material Non-public Information” means information not known to the public that may, if disclosed, have a significant impact on the price of a financial instrument and that a reasonable investor would likely consider relevant or important when making an investment decision.

“Restricted List” means the list of issuers for which Covered Persons or an Invesco EMEA entity may be in possession of MNPI.

“Rights Issue” or “Rights Offer” means a dividend of subscription rights to buy additional securities in a company made to the company’s existing security holders.

“Special Purpose Acquisition Company” or “SPAC” is a company without commercial operations and formed specifically to raise capital through an IPO for the purpose of acquiring or merging with an existing company.

IV.	PERSONAL TRADING REQUIREMENTS.

1.	Covered Account Requirements for Covered Persons.

Covered Accounts in EMEA shall be maintained with a regulated financial institution.

Open-End Invesco Mutual Funds shall be held:

•	in an account maintained with a regulated financial institution;

•	in a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer;

•	directly with the open-end Invesco Funds’ transfer agent.

Delegated Discretionary Accounts may be established as long as such account is approved by the GEO before being established and such Covered Person provides a copy of the managed account agreement and other required information to the GEO. Duplicate Statement Requirements as described in Section IV.2 are applicable to Discretionary Accounts that have the ability to invest in Covered Securities.

2.	Trade Confirmations and Duplicate Statements.

Covered Persons shall make certain that trade confirmations and account statements for Covered Accounts are provided to the GEO or applicable Compliance team through one of the following processes. All Covered Accounts must be reported in the Compliance Reporting System before trading begins or upon hire. Statements are not required for accounts that do not meet the Covered Accounts definition, such as accounts that are only able to invest in Unaffiliated Mutual Funds.

For further detail, refer to Section IV.1 regarding Covered Account Requirements

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

for Covered Persons and Exhibit B.

Duplicate Statement and Confirmation Requirements based on Account Type:

•	Maintain accounts with a financial institution that provides electronic trade confirmations and statements directly to Compliance.

•

All other Covered Accounts (e.g., brokerage accounts, external retirement plans, stock plans through third-party administrators): Covered Persons shall direct their financial institution to submit statements and confirmations to the GEO. If the financial institution is unable to provide statements to Invesco directly, Covered Persons shall notify the GEO through the GEO Support Portal and will be personally responsible for submitting statements in a timely manner. Generally, trade confirmations shall be provided no later than 15 days following an executed personal securities transaction and statements must be provided within 15 days of receipt.

3.	Pre-Clearance of Personal Trades.

Covered Persons shall pre-clear all Covered Securities transactions and Invesco’s Corporate securities in Covered Accounts through the Compliance Reporting System.

For Covered Accounts in which a Covered Person has a Beneficial Interest but does not exercise control (e.g., accounts for Immediate Family Members living in a Covered Person’s household), trade requests shall be submitted either through the Covered Person or by contacting the GEO. The GEO shall provide the Covered Person with a notification of a decision regarding the trade request. Covered Persons are prohibited from executing a trade in a Covered Account until they are notified by the GEO that the trade has been approved and must carefully read the automated alert which includes request status (approved or denied).

Approval remains in effect until the end of the trading day on which it was granted, unless approval is granted after the close of the trading day (e.g., trading on a foreign market or bond exchange). In that circumstance, approval shall be valid until the close of the market on the following trading day.

Accordingly, limit orders to buy or sell securities that are only valid for the same trading day on which they are placed and expire at the close of the market are allowed. Good until cancelled orders are prohibited as it is important to avoid executing transactions outside the approval window.

If the trade is not executed within the approval window, a Covered Person shall be required to submit a new pre-clearance request and receive approval if the Employee still intends to trade in that security.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Pre-Clearance of Limited Offerings.

Covered Persons shall receive approval from the GEO before investing in a Limited Offering. The Covered Person may be required to provide a detailed description of the Limited Offering and other relevant documentation describing the investment (e.g., offering memorandum or private placement memorandum). This process shall not be required for a Limited Offering offered by an Invesco Ltd. Affiliate directly to Covered Persons as such Limited Offerings shall be considered de-facto pre-approved and pre-cleared unless otherwise directed during the offering period.

Generally, the following pre-clearance exemptions apply to all Covered Persons.

Purchases or sales of the following are exempt from the pre-clearance requirement:

•	Covered Securities in a Delegated Discretionary Account;

•	Invesco Funds (excluding closed-end Invesco Funds);

•	Invesco ETPs (this Invesco ETP pre-clearance exemption does not apply to ETP Access Persons);

•	Unaffiliated ETPs;

•	Currencies, cryptocurrencies[1] and commodities, including trusts invested entirely in a currency, cryptocurrency, or commodity;

•	Securities held for Employees or an Employee’s Immediate Family Members in Invesco registered group retirement savings plans offered by an Invesco Ltd and affiliate; and

•

Shares purchased through an Employee share purchase plan or shares acquired under an equity awards program are also exempt from pre-clearance. Once the shares have vested, the sale of these Invesco shares is required to be pre-cleared.

4.	Trading Restrictions/Prohibitions.

Blackout Period.

Covered Persons are generally prohibited from trading any Covered Security in a personal account on a day during which a Client Account has a pending “buy” or “sell” order in the same Covered Security.

In addition:

•

Investment Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading within three trading days before and three trading days after such Client Account transaction; and

•

All other Covered Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading in the same Covered Security within two trading days after such Client Account

[1]

Some digital assets claiming to be cryptocurrency could be deemed securities by regulators. Please contact the Global Ethics Office if you have questions regarding the requirements of your digital assets under the Code.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

transaction.

The GEO may provide an exception to the blackout period restrictions, purchases and sales of a Covered Security subject to certain specifications (e.g., market capitalization, trading volume, and certain categories of staff).

Short-Term Trading Restriction.

Covered Persons shall not profit from the purchase and sale of a Covered Security within 60 calendar days of the trade date of the same Covered Security.

This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds). Transactions in unaffiliated ETPs, currencies, cryptocurrencies and commodities based on an index of securities, currencies, cryptocurrencies, commodities and trusts invested entirely in a currency, cryptocurrency, or commodity are exempt from the 60-day holding period.

If a Covered Person trades a Covered Security within the applicable holding period, the full amount of any profit from the trade, which has not been adjusted to account for applicable taxes or related fees, shall be disgorged to a charity of Invesco Ltd.’s choice.

Other Prohibitions.

Covered Persons shall be prohibited from:

•	trading in options and derivatives;

•	trading a Covered Security of an issuer on the applicable Restricted List(s);

•	purchasing a Covered Security in an IPO or secondary offering;

•	purchasing a publicly listed SPAC when the targeted company is known;

•	participating in an investment club;

•	excessive short-term trading of any Invesco Funds according to the applicable limitations outlined in the respective prospectus or other fund disclosure documents;

•	engaging in personal trading in Covered Securities that is excessive or that compromises Invesco EMEA’s fiduciary duty to Client Accounts, as determined by the GEO in its discretion; and

•	effecting short sales of a Covered Security in a Covered Account.

The GEO may provide an exception to the Other restrictions, purchases and sales of a Covered Security subject to certain specifications (e.g., market capitalization, trading volume, certain categories of staff.)

5.	Special Requirements for Transactions in Invesco Ltd. Stock.

Transactions in Invesco Ltd. stock are subject to the pre-clearance and reporting requirements set forth above. Covered Persons are prohibited from engaging in transactions in publicly traded options such as puts, calls, and other derivative securities relating to Invesco Ltd.’s securities, on an exchange or any other

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

organized market. Covered Persons should refer to the Global Insider Trading policy whenever they wish to transact in Invesco Ltd. securities in a Covered Account.

6.	Covered Person Reporting and Periodic Certifications.

New Hire Requirements:

•

Initial Report. Within 10 calendar days of becoming subject to the Code, each Covered Person shall be required to submit an Initial Holdings Report to the GEO, regardless of whether the Covered Person has any Covered Securities to report. The report shall contain the following information, which must be current within 45 calendar days of becoming a Covered Person:

•	a list of all Covered Securities including the name, the number of shares (for equity securities) or the interest rate and maturity date (if applicable)

•	and the principal amount (for debt securities) for each Covered Security;

•	the security identifier (CUSIP, symbol, etc.) for each Covered Security;

•

a list of the Covered Person’s Covered Accounts, which shall generally include the name of the financial institution with which the Covered Person maintains a Covered Account, the date the account was established and the account number; and

•	the date that the report is submitted by the Covered Person to the GEO.

•	Disclosure of Covered Accounts.

•	Within 10 calendar days of becoming subject to the Code, each Covered Person shall be required to disclose all Covered Accounts.

•

Within 90 calendar days of becoming subject to the Code, Covered Persons shall be required to establish their Covered Accounts in accordance with the requirements outlined in “Covered Account Requirements.”

•	New Hire Certification. Within 30 calendar days of becoming subject to the Code, Covered Persons shall be required to review and certify to the Code via the Compliance Reporting System.

Ongoing Requirements:

•	New Covered Accounts. Covered Persons shall report a new Covered Account via the Compliance Reporting System within 30 calendar days of opening the account.

•

Quarterly Transaction Report. Covered Persons shall complete a Quarterly Transaction Report via the Compliance Reporting System within 30 calendar days after each quarter-end, whether or not they executed transactions during the quarter. The Quarterly Transaction Report shall include the following information:

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•

the date of all transactions in that quarter, the Covered Security name, the number of shares (for equity securities), or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;

•	the nature of the transaction (buy, sell, etc.);

•	the Covered Security identifier (CUSIP, symbol, etc.);

•	the price of the Covered Security at which the transaction was executed;

•	the name of the broker-dealer or bank executing the transaction; and

•	the date that the report is submitted by the Covered Person to the GEO.

Covered Persons are not required to include the following:

•	transactions in a Limited Offerings that have been previously disclosed to, and approved by, the GEO;

•	transactions in an automatic investment plan, pre-authorized checking plan, dividend reinvestment plan and payroll deduction plan;

•	transactions executed in a Delegated Discretionary Account; and

•	transactions executed in Covered Securities that are either:

•	directly with an affiliated transfer agent; or

•	in the Covered Person’s registered group retirement savings plan.

•

Annual Holdings Report. At least annually, Covered Persons shall submit an Annual Holdings Report via the Compliance Reporting System and include the following information (which must be current within 45 calendar days of the date the report is submitted):

•

a list of all Covered Security holdings, including the Covered Security name, the number of shares (for equities); or the interest rate and maturity date (if applicable) and principal amount (for debt securities) for each Covered Security;

•	the Covered Security identifier (CUSIP, symbol, etc.);

•	the name of the broker-dealer or bank with or through which the Covered Security is held;

•	with respect to any non-public Covered Security owned by the Covered Person, a statement indicating whether the issuer has changed its name or publicly issued securities during such calendar year; and

•	the date that the report is submitted by the Covered Person to the GEO.

•	The Annual Holdings Report can exclude:

•	holdings in a Delegated Discretionary Account; and

•	any holdings that are designated as non-reportable on Exhibit B (e.g., unaffiliated open-end funds, both unaffiliated and Invesco money market funds, and Invesco Long Term Fund Awards.

•

Annual/Ad-Hoc Certification. At least annually, Covered Persons shall certify via the Compliance Reporting System that they have read, understand and comply with the Code. Such certification shall also be required within 30

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

calendar days following any material changes to the Code.

Attached as Exhibit B is an Overview of Personal Trading Requirements that provides a summary of certain requirements set forth under this Code. The Overview is not meant to serve as a replacement for reading the Code.

V.	APPLICABILITY OF CODE TO INDEPENDENT NON-EXECUTIVE DIRECTORS/TRUSTEES.

Independent Non-Executive Directors/Trustees shall: (i) pre-clear any sale or purchase in IVZ shares prior to executing such transactions; (ii) report any potential or actual conflicts of interest; and (iii) submit an annual certification of compliance with this Code, with the GEO.

VI.	VIOLATIONS AND SANCTIONS.

Covered Persons shall report violations and potential violations of this Code to the GEO or the applicable CCO (or his or her delegate).

Violations and potential violations of the Code are investigated by the GEO. If a determination is made that a Covered Person has violated the Code, a sanction may be imposed in accordance with the escalation procedure. Sanctions vary based on the severity of the violation(s) and include, but are not limited to:

•	a letter of education, a letter of warning or letter of reprimand;

•	reversal of trades processed in violation of the Code;

•	disgorgement of profits earned in the Code violation;

•	prohibition of personal trading abilities;

•	suspension, demotion or change in Covered Person responsibilities;

•	termination of employment;

•	referral to civil or criminal authorities, where appropriate; or

•	any other sanction, as may be determined by the GEO, CCO and/or applicable governance committee.

The GEO maintains internal procedures regarding the violation investigation, sanction determination, and sanction enforcement process.

In mitigating or eliminating certain conflicts of interest that arise in connection with a Covered Person’s personal trading, a Covered Person may be required to sell a Covered Security that was previously approved. In the event the sale results in a loss, the Covered Person will not be entitled to reimbursement for such loss. In the event of a gain, the Covered Person may be required to disgorge any profit.

VII.	CODE ADMINISTRATION.

In general, the GEO shall be responsible for the administration and oversight of the Code and shall be responsible for:

•	providing Covered Persons with the Code and ensuring that Covered Persons

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

submit the required certifications and reports required under the Code;

•

reviewing the personal trading activities of Covered Persons to identify potential or actual violations of the Code and promptly investigating such matters to resolve and make the appropriate remediations, if needed; and

•	promptly report any violations of the Code in writing to the applicable CCO, Invesco UK Conflicts of Interest Committee or any other relevant governing bodies applicable to this Code, as applicable.

In very limited circumstances, certain exceptions to any provision of the Code may be granted on a case-by-case basis by the applicable CCO or their delegate. Such exceptions shall be documented in writing by the GEO.

Any questions regarding this Code should be directed to the GEO, which may be contacted using the GEO support portal via the intranet.

VIII.	REPORTING.

Quarterly: At least quarterly, each applicable CCO shall furnish a written report to the applicable Board regarding material violations of the Code by Covered Persons.

Annually: No less frequently than annually, each applicable CCO shall furnish a written report to the applicable Board that describes significant issues arising under the Code since the last report to the Board, including information about material violations of the Code and sanctions imposed in response to material violations.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

EXHIBIT A

The Code of Ethics and Personal Trading Policy for EMEA shall apply to the regulated entities listed below, as well as their applicable branches (collectively referred to as “Invesco EMEA”):

Germany

•	Invesco Asset Management Deutschland GmbH (registered as an investment adviser with the SEC) and the branch in Austria

Ireland

•	Invesco Investment Management Limited

Luxembourg

•	Invesco Management S.A and the Branches in Belgium, France, Italy, Netherlands, Sweden and Spain

•	Invesco Real Estate Management S.a.r.l (registered as an investment adviser with the SEC) and the branches in France.

Switzerland

•	Invesco Asset Management (Schweiz) AG

United Kingdom

•	Invesco Asset Management Limited (registered as an investment adviser with the SEC)

•	Invesco Fund Management Limited

•	Invesco Pensions Limited

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

EXHIBIT B

OVERVIEW OF PERSONAL TRADING REQUIREMENTS

Below are some, but not all, of the common investment instruments and key actions required of Covered Persons under the Code.

Security Type	Pre-Clearance	Reporting	60-Day Profit Limit Restriction
Equities
Common Stocks	Yes	Yes	Yes
IPOs	PROHIBITED	PROHIBITED	N/A
Preferred Stocks	Yes	Yes	Yes
Rights Issue or Rights Offer	Yes	Yes	No
Trusts invested entirely in a currency or commodity	No	Yes	No

Exchange-Traded Products (i.e., ETFs, ETCs and ETNs)
Invesco ETPs (except for ETP Access Persons)	No	Yes	Yes
Invesco ETP’s (ETP Access Persons)	Yes	Yes	Yes
Unaffiliated ETPs	No	Yes	No

Cryptocurrencies[2]
Cryptocurrencies	No	No	No
Trusts invested entirely in a cryptocurrency	No	Yes	No

Derivatives
Futures, Swaps and Options based on common stock and affiliated ETPs	PROHIBITED	PROHIBITED	PROHIBITED
Futures, Swaps and Options Based on an index, currencies, commodities, cryptocurrency and unaffiliated ETPs	PROHIBITED	PROHIBITED	PROHIBITED

Funds
Invesco Open-end Funds	No	Yes	Yes
Invesco Closed-end Funds	Yes	Yes	Yes
Invesco QQQ Trust or the BLDRS Index Fund Trust	Yes	Yes	Yes
Unaffiliated Open-end Funds	No	No	No
Unaffiliated Closed-end Funds	Yes	Yes	Yes

[2]	Cryptocurrency exemptions are subject to change and requirements may be applied to certain employees upon notification by Compliance.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Security Type	Pre-Clearance	Reporting	60-Day Profit Limit Restriction
Fixed Income/Bonds
Securities which are direct obligations of an OECD country ( e.g., US Treasury bonds)	No	No	No
Certificates of Deposit	No	No	No
Money Market Funds	No	No	No
Municipal Bonds	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes

Invesco Ltd. Corporate Securities
Open Market IVZ shares	Yes	Yes	Yes
Sale of IVZ shares acquired through ESPP, RSA and LTA	Yes	Yes	No
Derivatives on IVZ, Short-sells of IVZ or IVZ share transactions in Professionally Managed Accounts	PROHIBITED	PROHIBITED	N/A
IVR shares	Yes	Yes	Yes

Long-Term Fund Awards
Invesco Fund grants awarded	No	Yes	No
Selling of Invesco Fund grants	Yes	Yes	No
Limited Offerings*	Yes	Yes	Yes

*

Covered Persons may not engage in a Limited Offering without first: (a) giving the GEO a detailed written notification describing the transaction and indicating whether or not they will receive compensation; and (b) obtaining prior written permission from the GEO.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.